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                                                                      EXHIBIT 24



                               POWER OF ATTORNEY



     Each of the undersigned Directors of Bowne & Co., Inc. (the "Registrant"), which proposes to file one or more post-effective amendments to Registration Statements on Form S-3 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 as amended, respecting certain shares of its Common Stock issued pursuant to various agreements identified below to which the Registrant is a party, hereby constitute and appoint Denise K. Fletcher and/or Douglas F. Bauer as his or her attorneys-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, to sign and file such proposed Registration Statements and any and all amendments and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registration, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done for that purpose, hereby ratifying and approving the acts of such attorneys-in-fact or any such substitute. Specifically, the proposed amendments to Registration Statements relate to 261,438 shares issued in connection with the acquisition of IDOC, Inc. on November 8, 1996; 88,888 shares issued in connection with the acquisition of Imagineer, Inc. on February 14, 1997; and 30,000 shares issued in connection with the acquisition of The Internet Factory, Inc. on March 7, 1997.



     IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand at New York, New York this seventh day of August, 1998.



                /s/ ROBERT M. JOHNSON                                  /s/ WENDELL M. SMITH
-----------------------------------------------------  -----------------------------------------------------
                  Robert M. Johnson                                      Wendell M. Smith

                /s/ ROBERT M. CONWAY                                    /s/ LISA A. STANLEY
-----------------------------------------------------  -----------------------------------------------------
                  Robert M. Conway                                        Lisa A. Stanley

                 /s/ EDWARD H. MEYER                                     /s/ VINCENT TESE
-----------------------------------------------------  -----------------------------------------------------
                   Edward H. Meyer                                         Vincent Tese

                 /s/ JAMES P. O'NEIL                                    /s/ RICHARD R. WEST
-----------------------------------------------------  -----------------------------------------------------
                   James P. O'Neil                                        Richard R. West

               /s/ H. MARSHALL SCHWARZ
-----------------------------------------------------
                 H. Marshall Schwarz
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